EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of McIntosh Bancshares, Inc. (the “Company”) for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William K. Malone, Chief Executive Officer of the Company, and Darren M. Cantlay, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ William K. Malone
WILLIAM K. MALONE Chief Executive Officer March 26, 2010

/s/ Darren M. Cantlay
DARREN M. CANTLAY Chief Financial Officer and Accounting Officer March 26, 2010

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.